SHERB & CO., LLP
805 Third Avenue
New York, NY 10022




April 10, 2007


Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Commissioners:

We have read Item 4.01 of Form 8-K dated April 6, 2007 and received by us on April 9, 2007 and are in agreement with the statements contained in the second, third and fourth paragraphs. We have no basis to agree or disagree with other statements of the Registrant contained therein.

Very truly yours,

/s/ Sherb & Co., LLP
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    Sherb & Co., LLP